EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169450 and No. 333-185182) and Form S-3 (No.333-176107, No. 333-181983 and No. 333-183336) of Molycorp, Inc. of our report dated March 3, 2014, except for the effects of the revision discussed in Note 26 to the consolidated financial statements, as to which the date is March 16, 2015, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, CO
March 16, 2015